Exhibit 99.1

FOR IMMEDIATE RELEASE

MEDIA CONTACTS

IR Contact:
Brendan Gover
1-212-588-2157
brendan.gover@huntcompanies.com

Media Contact:
Michael Ratliff
1-212-588-2163
michael.ratliff@huntcompanies.com

Hunt Companies Finance Trust Reports Second Quarter 2019 Results

NEW YORK, August 7, 2019 /PRNewswire/ -- Hunt Companies Finance Trust, Inc. (NYSE: HCFT) ("we", "HCFT" or "the Company") today reported its second quarter 2019 results. GAAP Net income (loss) attributable to common shareholders for the quarter was $1.4 million, or $0.06 per share. Core earnings for the quarter was $2.2 million, or $0.09 per share. The Company has also issued a detailed presentation of its results, which can be viewed at www.huntcompaniesfinancetrust.com.

Conference Call and Webcast Information

The Company will host a conference call on Thursday, August 8, 2019, at 8:30 a.m. EST to provide a business update and discuss the financial results for the second quarter of 2019. The conference call may be accessed by 1-866-682-6100 (US) or 1-862-298-0702 (International). Note: there is no passcode; please ask the operator to be joined into the Hunt Companies Finance Trust call. A live webcast, on a listen-only basis, is also available and can be accessed through the URL:

https://www.webcaster4.com/Webcast/Page/2022/31354

For those unable to listen to the live broadcast, a recorded replay will be available for on-demand viewing approximately one hour after the end of the event through the Company’s website https://huntcompaniesfinancetrust.com/ and by telephone dial-in. The replay call-in number is 1-888-539-4649 (US) or 1-754-333-7735 (International) with passcode 148293.

Non-GAAP Financial Measures
In this release, the Company presents certain financial measures that are not calculated according to generally accepted accounting principles in the United States (“GAAP”). Specifically, the Company is presenting core earnings, which constitutes a non-GAAP financial measure within the meaning of Item 10(e) of Regulation S-K.  While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing our results, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. The methods of calculating non-GAAP financial measures may differ substantially from similarly titled measures used by other companies. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

GAAP to Core Earnings Reconciliation	Three months Ended
June 30, 2019
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$1,390,378
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	-
Unrealized (Gain) Loss on mortgage servicing rights	459,119
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	-
Subtotal	459,119
Other Adjustments
Recognized compensation expense related to restricted common stock	3,814
Adjustment for consolidated securities	-
Adjustment for one-time charges	174,000
Adjustment for (provision for) income taxes	202,745
Adjustment for deemed dividend related to preferred stock redemption
Subtotal	380,559

Core Earnings	$2,230,056

Weighted average shares outstanding - Basic and Diluted	23,687,664
Core Earnings per weighted share outstanding - Basic and Diluted	$0.09

About HCFT
Hunt Companies Finance Trust is a Maryland corporation focused on investing in, financing and managing transitional multifamily and other commercial real estate loans or securitizations.

Hunt Companies Finance Trust is externally managed and advised by Hunt Investment Management, LLC. For additional information about Hunt Investment Management, LLC, please see its form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.huntcompaniesfinancetrust.com or by directing requests to: Hunt Companies Finance Trust, 230 Park Avenue, 19th Floor, New York, NY 10169, Attention: Investor Relations.

Forward-Looking Statements
Certain statements included in this press release, any related webcast / conference call, and other oral statements made by our representatives from time to time may constitute forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," “project,” "estimate," "plan," "continue," "intend," "should," "may," "will," "seek," "would," "could," or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us on the date of this press release or the date on which such statements are first made. Actual results may differ from expectations, estimates and projections. You are cautioned not to place undue reliance on forward-looking statements in this press release and/or any related webcast / conference call and should consider carefully the factors described in Part I, Item IA "Risk Factors" in our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other current or periodic filings with the Securities and Exchange Commission ("SEC"), when evaluating these forward-looking statements. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. Additional information concerning these and other risk factors are contained in our 2018 10-K which is available on the Securities and Exchange Commission's website at www.sec.gov. Except as required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Brendan Gover, Vice President, Hunt Companies Finance Trust, (212) 588-2157